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                                                                    EXHIBIT 99.1

[SPHERION LOGO]

                                Investor Contact:  Teri Miller
                                                   (954) 308-8216
                                                   terilmiller@spherion.com

                                Media Contact:     Patricia Johnson
FOR IMMEDIATE RELEASE                              (800) 422-3819
                                                   patriciacjohnson@spherion.com


                    SPHERION DIRECTOR JEROME B. GROSSMAN DIES


         FORT LAUDERDALE, Fla., May 2, 2003-- Spherion Corporation (NYSE: SFN) today announced the death of Director Jerome B. Grossman, at the age of 83. Mr. Grossman served as a director of Spherion Corporation since 1978. He was also Vice Chairman Emeritus of H&R Block, Inc.

         Spherion President and CEO Cinda A. Hallman commented, "Jerry was a very special individual who will be greatly missed. He was an active member of our Board of Directors and made significant contributions to the Company throughout his more than 20 years as a director of Spherion. Jerry played an instrumental role in key decisions in the development and expansion of the Company throughout the 1990s. Our thoughts and prayers are with the Grossman family."

         Spherion Corporation provides recruitment, technology and outsourcing services. Founded in 1946, with operations in North America, Europe and Asia/Pacific, Spherion helps companies efficiently plan, acquire and optimize talent to improve their bottom line. Visit the Company's Web site at www.spherion.com.